UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    June 7, 2006

Sunrise U.S.A. Incorporated
(Exact name of small business issuer in its charter)

000-50370
(Commission file number)

NEVADA                                            33-1041835
(State or other jurisdiction of             (IRS Employer Identification No.)
incorporation or organization)

3203 E. Ovid Avenue
Des Moines, IA 50317
(Address of principal executive offices)

(515) 288-1042
(Issuer's telephone number)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 7, 2006, Sunrise U.S.A. Incorporated (the "Company") entered into an Share Exchange Agreement (the "Agreement") among the Company, PUKKA USA, Inc., a Utah corporation ("PUKKA"), Paul Ressler and Leonard Ducharme, each a principal shareholder of PUKKA (collectively, the "PUKKA Principal Shareholders") and all of the other shareholders of PUKKA (together with the PUKKA Principal Shareholders, the “PUKKA Shareholders”).

Pursuant to the Agreement, at Closing, the Company will exchange Thirty One Million (31,000,000) shares of its $0.0001 common stock for all of the issued and outstanding capital stock, stock rights and warrants of PUKKA (the "Acquisition"). As a result of the Acquisition, PUKKA will be a wholly owned subsidiary of the Company and the PUKKA Shareholders will own approximately Ninety-Three and 87/100 percent (93.87%) of the then issued and outstanding shares of Common Stock of the Company.  In connection with the Acquisition, the Company has agreed to grant certain demand and piggyback registration rights to certain of the PUKKA Shareholders, as described below.

Completion of the Acquisition is subject to several conditions, including approval by the PUKKA Shareholders, the delivery by PUKKA of audited financial statements, resignation of all of the current officers and directors of the Company, the appointment of the designees of PUKKA as the Company’s new officers and directors and other customary closing conditions. The Agreement may be terminated by any of the Company, PUKKA or the PUKKA Principal Shareholders upon the occurrence or failure to occur of certain events, including a failure of the Acquisition to be consummated by June 30, 2006.  Closing of the Acquisition shall occur and be effective upon the later of (A) ten (10) days after the date of the filing of an Information Statement, regarding the change of a majority of the directors of the Company, with the Securities and Exchange Commission ("SEC") pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder, and the mailing of the Information Statement to the Company's shareholders or (B) the satisfaction of all conditions to Closing.

In connection with the Agreement, the Company has agreed to file a registration statement with the SEC registering the shares of Sunrise Common Stock owned by the current officers, directors and affiliate shareholders of Sunrise, as well as shares owned by the PUKKA Shareholders (other than the Principal Shareholders).  The Company is obligated to use its reasonable best efforts to file a registration statement covering all shares owned by the current officers, directors and affiliate shareholders of Sunrise and certain of the shares owned by the PUKKA Shareholders (other than the Principal Shareholders) within one year of the Closing of the Acquisition, and to file an additional registration statement covering the remainder of the shares owned by the PUKKA Shareholders (other than the Principal Shareholders) within two years of the Closing of the Acquisition.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	Share Exchange Agreement

10.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this information statement to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise U.S.A. Incorporated

/s/ Omar Barrientos
Omar Barrientos Chairman and President
Dated: June 9, 2006